UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NUTRACEUTICAL INTERNATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Nutraceutical International Corporation

1400 Kearns Boulevard, 2nd Floor
Park City, Utah 84060

December 29, 2006

To our Stockholders:

You are cordially invited to the 2007 Annual Meeting of Stockholders for Nutraceutical International Corporation.

Date:	Friday, January 26, 2007
Time:	9:00 a.m.
Place:	Stein Ericksen Lodge Upper Deer Valley 7700 Stein Way Park City, Utah 84060 Phone: (435) 649-3700

At the Annual Meeting, you will have the opportunity to act on the following matters:

•       Election of two Class III directors, each for a term of three years;

•       Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending September 30, 2007; and

•       Any other business that may properly come before the meeting or any adjournment of the meeting.

In addition to the formal items of business, we will review the major developments and accomplishments of fiscal 2006 and answer appropriate questions that you may have about us and our activities.

This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on December 26, 2006, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

It is important that your shares be represented at the Annual Meeting. Please complete, sign, date and return the enclosed proxy card in the enclosed envelope, even if you plan to attend the Annual Meeting. If you do attend the Annual Meeting, you may personally vote, which will revoke your signed proxy. You may also revoke your proxy at any time before the Annual Meeting by following the instructions in this Proxy Statement.

Thank you for your ongoing support and continued interest in our company. We look forward to seeing you at the Annual Meeting.

Sincerely,
Frank W. Gay II
Chairman of the Board and Chief Executive Officer

WHERE CAN I GET MORE INFORMATION?

We file annual, quarterly and special reports, proxy statements and other information (including press releases on Form 8-K) with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site (http://www.sec.gov). You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Enclosed with this Proxy Statement is a copy of our Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2006, along with the accompanying financial statements and schedules. The Annual Report is not to be regarded as proxy soliciting material. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

Our SEC filings are only one of the ways that we try to reach our stockholders. Please remember that there are other sources of information available to you throughout the year, including:

•       our investor information line at 1-435-655-6106; and

•       various financial web sites, which provide copies of or links to our SEC filings and press releases, all of which may also be obtained from Investor Relations.

PROXY STATEMENT FOR THE
NUTRACEUTICAL INTERNATIONAL CORPORATION
2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

You were sent this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign, date and return the enclosed proxy card to register your vote.

This Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K have been or will be sent on or about January 2, 2007 to all stockholders who owned our common stock at the close of business on December 26, 2006, the record date, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of our stockholders will be open for examination at our headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 11,018,304 shares of our common stock issued, outstanding and entitled to vote.

NUMBER OF VOTES

Each share of our common stock entitles you to one vote on each proposal at the Annual Meeting. Your proxy card indicates the number of shares of our common stock that you own.

QUORUM REQUIREMENT

At the Annual Meeting, the Inspector of Election will determine whether a quorum is present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the issued and outstanding shares of common stock on the record date and entitled to vote must be present in person or by proxy. If you mark your proxy card “ABSTAIN,” or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

VOTING BY PROXY

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person. The last vote that you submit chronologically prior to or at the Annual Meeting will supersede your prior vote(s).

If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

•       “FOR” the election of two Class III directors; and

•       “FOR” ratifying the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent auditor for the fiscal year ending September 30, 2007.

Presently, we know of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement. Under our bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed.

REVOKING YOUR PROXY

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

•       You may send in another proxy with a later date;

•       You may notify us of your proxy revocation in writing, before the Annual Meeting; or

•       You may attend the Annual Meeting, advise the Inspector of Election of your revocation, and then vote in person.

Written submissions of another proxy with a later date or of a proxy revocation should be delivered to the Nutraceutical Legal Department at 1400 Kearns Blvd., 2nd Floor, Park City, UT 84060, at least one business day prior to the Annual Meeting, or they may be delivered to the Inspector of Election at the Annual Meeting.

VOTING IN PERSON

If you plan to attend the Annual Meeting and vote in person, you may deliver your completed proxy card or you may obtain a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on December 26, 2006, the record date for voting. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

APPROVING THE PROPOSALS

PROPOSAL I:            ELECTING TWO CLASS III DIRECTORS

At the Annual Meeting, the two nominees for director receiving the greatest number of votes cast in person or by proxy, whether or not a majority of the total votes cast, will be elected. If you are present and do not vote, or if you send in your proxy card marked “WITHHOLD AUTHORITY,” your vote will have no impact on the election of those directors as to whom you have withheld votes.

PROPOSAL II:       RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007

The ratification of the appointment of independent auditor requires the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting, cast either in person or by proxy. If you attend the Annual Meeting but do not vote, or if you send in your proxy card marked “ABSTAIN,” your abstention will have no impact on the ratification of the appointment of independent auditor.

EFFECT OF BROKER NON-VOTES

Under the rules of The Nasdaq Stock Market (“Nasdaq”), where our common stock is listed for trading, if your broker holds your shares in its name, the broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on any of the proposals, such “broker non-votes” will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

COST OF SOLICITING PROXIES

We will bear all of the costs of soliciting these proxies on behalf of our Board of Directors. In addition to mailing proxy solicitation material, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. We will not compensate these directors, officers and employees additionally for this solicitation, but we may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting proxies. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. We will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and, as required by law, we will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding solicitation materials.

PROPOSALS

Our Board of Directors (referred to collectively as the “Board”) is soliciting your vote with respect to each of the following proposals. We do not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representative’s best judgment. The Board recommends that you vote “FOR” each of the following proposals:

PROPOSAL I:             ELECTING TWO CLASS III DIRECTORS

The Nominating Committee, comprised of the independent members of the Board, has nominated Frank W. Gay II and Gregory M. Benson as Class III directors to be elected at the Annual Meeting. Messrs. Gay and Benson did not participate in the nomination process. Certain information regarding these nominees and each of the other directors is set forth below under the caption “The Board of Directors.” If you elect them, Messrs. Gay and Benson will hold office until the 2010 Annual Meeting or until their earlier death, resignation or removal.

We know of no reason why either of these nominees may be unable to serve as a director. If a nominee is unable to serve, your proxy representative may vote for another nominee proposed by the Board. If any director resigns, dies or is otherwise unable to serve out a complete term, or if the Board increases the number of directors, the Board may fill each vacancy by following the procedures outlined in the section of this proxy statement entitled “Director Nomination Process.”

PROPOSAL II:        RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007

The Audit Committee has selected PricewaterhouseCoopers as our independent auditor, and the Board is asking stockholders to ratify that selection. PricewaterhouseCoopers audited our financial statements for the year ended September 30, 2006. We expect representatives of PricewaterhouseCoopers to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish, and where they will be available to answer any relevant questions that you may have.

Although current laws, rules and regulations, as well as the written charter of the Audit Committee, require our independent auditor to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance.

If the appointment of PricewaterhouseCoopers as our independent auditor for fiscal 2007 is not ratified by stockholders, the adverse vote will be considered a directive to the Audit Committee to consider other accountants for next year. However, because of the difficulty in making any substitution of auditor so long after the beginning of the current fiscal year, the appointment for fiscal 2007 will stand unless the Audit Committee finds other good reason for making a change.

THE BOARD OF DIRECTORS

The Board oversees our business and other affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in our day-to-day operations. Board members keep themselves informed through discussions and interaction with our chairman, executive officers and other employees, as well as the Board’s and our principal outside advisors (such as legal counsel, independent auditor, and other consultants). Board members regularly review, analyze and discuss financial, legal, regulatory and similar information about us and our business. Board members also stay informed through participation in Board meetings, committee meetings and in executive sessions that include only independent members of the Board and such advisors or consultants as independent Board members deem appropriate.

As of September 30, 2006, seven individuals were serving on the Board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each director serving a term of three years, or until his earlier death, resignation or removal. Mr. Young has indicated that he will not stand for re-election to the Board at the 2007 Annual Meeting, and the Board extends its appreciation to Mr. Young for his dedication during his years of service on the Board. Accordingly, six individuals will serve on the Board after the 2007 Annual Meeting.

The Board held four meetings during fiscal 2006 and acted by unanimous written consent once during this period. The independent directors meet in executive sessions, without any member of management being present, prior to, during or immediately following regularly scheduled meetings of the Board and at such other times as they deem appropriate. Board members participated in 75 percent or more of the aggregate of (i) the total number of Board meetings held during their periods of service within the fiscal year and (ii) the total number of meetings held by Board committees on which they served during their periods of service within the fiscal year.

Our policy is to invite each director to attend the Annual Meeting. All of our directors attended last year’s Annual Meeting, with the exception of Messrs. Esplin and Young.

CLASS I DIRECTORS—TERM EXPIRING AT THE 2008 ANNUAL MEETING

Jeffrey A. Hinrichs, age 49, has served as a director, executive vice president and chief operating officer since 1994. Before he joined us, Mr. Hinrichs served as president of Solaray from 1993 to 1994. Prior to his tenure as president, Mr. Hinrichs served as chief financial officer as well as in other management positions with Solaray from 1984 to 1993. Mr. Hinrichs received a bachelor of science degree from Weber State University.

J. Kimo Esplin, age 44, has served as a director since 2004 and is executive vice president and chief financial officer of the Huntsman Corporation. Mr. Esplin has served in this position since 1997. Previously, Mr. Esplin served as the treasurer of the Huntsman Companies. Prior to joining Huntsman in 1994, Mr. Esplin was vice president in the Investment Banking Division of Bankers Trust Company, where he worked for seven years. Mr. Esplin received a master’s degree in business management from Northwestern University and a bachelor of science degree in accounting from Brigham Young University.

CLASS II DIRECTORS—TERM EXPIRING AT THE 2009 ANNUAL MEETING

Michael D. Burke, age 62, has served as a director since 2000 and is president of MDB Capital Ventures, a venture capital and leadership development consulting firm. He was formerly director, president and chief executive officer of EOTT Energy Corp., a $12 billion New York Stock Exchange corporation and the largest independent marketer and transporter of crude oil in North America. Prior to joining EOTT Energy Corp., Mr. Burke served as director, president and chief executive officer of Tesoro Petroleum Corporation from 1992 to 1995. From 1980 to 1992, Mr. Burke held a number of senior executive positions with Texas Eastern Corp., including group vice president-products and president/chief executive officer of TEPPCO Partners, L.P. Mr. Burke currently serves on the board of Pinion Software and Reasoning Mind, Inc. Mr. Burke received a master’s degree in business administration from the University of Texas and a bachelor of science degree in chemical engineering from Texas A&M University.

James D. Stice, Ph.D., age 47, has served as a director since 2000 and is the Distinguished Teaching Professor of Accounting in the School of Accountancy at Brigham Young University (“BYU”). Professor Stice has been at BYU since 1988. He has co-authored three accounting textbooks and published numerous professional and academic articles. Currently, Professor Stice is director of BYU’s MBA Program. In addition, Professor Stice has been involved in executive education for Ernst & Young, BankAmerica Corporation, International Business Machines Corporation, RSM McGladrey, and AngloGold Limited and has taught at INSEAD (in France) and CEIBS (in China). Professor Stice received a Ph.D. from the University of Washington as well as master’s and bachelor’s degrees from BYU, all in accounting.

NOMINATED FOR RE-ELECTION

CLASS III DIRECTORS—TERM EXPIRING AT THE 2010 ANNUAL MEETING

Frank W. Gay II, age 61, has served as the chairman of the Board since its inception and as chief executive officer since 1994. Mr. Gay received a master’s degree in business administration from Harvard Business School and a bachelor of science degree from BYU.

Gregory M. Benson, age 52, has served as a director since 2000 and was formerly a senior member of the London-based Bain Capital (“Bain”) team starting up Bain’s European private equity business. Mr. Benson joined Bain in 1996 and has worked with a number of Bain’s portfolio companies in various capacities. Prior to joining Bain, he served for four years as the chief financial officer of a Bain-led buyout, American Pad and Paper Company, and headed the Company’s acquisition program prior to its public offering. Mr. Benson began his business career with General Electric where he served for sixteen years in senior management positions with a wide variety of responsibilities, including those involving business startups and finance. Mr. Benson concluded his service with General Electric as Head of Merchant Banking for GE Financial Services. Mr. Benson received a bachelor of science degree in business administration from the University of Minnesota.

COMMITTEES OF THE BOARD

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee.   The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and reporting practices, as well as undertaking other duties as directed by the Board. The Audit Committee also selects, engages, compensates and oversees our independent auditor and pre-approves all services to be performed by them. The Audit Committee’s primary duties include reviewing the scope and adequacy of our internal accounting and financial controls; reviewing the independence of the auditor; approving the scope of their annual audit activities; approving the audit fee; approving any non-audit related services; reviewing the audit results; reviewing the objectivity, effectiveness and resources of our internal audit function; appraising our financial reporting activities and the accounting standards and principles followed; and reviewing and approving our ethics and compliance policies.

PricewaterhouseCoopers currently serves as our independent auditor. The Board has adopted a written charter for the Audit Committee. The Audit Committee is currently comprised of Messrs. Burke, Esplin and Stice, with Mr. Burke acting as chairman of our Audit Committee. The Board has determined that Messrs. Burke, Esplin, and Stice each satisfy the independence standards applicable to audit committee members established under applicable law and Nasdaq listing requirements. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Board has designated Mr. Stice as the Audit Committee Financial Expert, within the meaning of the current rules of the Securities and Exchange Commission. The Audit Committee met four times during fiscal 2006. The Audit Committee’s written charter is posted on Nutraceutical’s web site at www.nutraceutical.com under the link “Investor Relations.”

Compensation Committee.   The Compensation Committee includes three Board Members who make decisions regarding salaries, incentive compensation, stock option grants and other matters involving our executive officers and certain key employees, including benefit plans applicable to these individuals, to ensure that the compensation arrangements meet corporate objectives. The Compensation Committee is currently comprised of Messrs. Benson, Stice and Young. The Board has determined that Messrs. Benson, Stice and Young each satisfy the standards of independence established under applicable law and Nasdaq listing requirements. The Compensation Committee met one time during fiscal 2006.

Nominating Committee.   The Nominating Committee is responsible for overseeing the nominations of new members of the Board and re-election of current Board Members. The Nominating Committee selects, evaluates and recommends to the full Board qualified candidates for election, appointment or re-election to the Board. The Nominating Committee is comprised of all of the independent members of the Board, which include Messrs. Benson, Burke, Esplin, Stice and Young. The Board has determined that Messrs. Benson, Burke, Esplin, Stice and Young each satisfy the standards of independence established under applicable law and Nasdaq listing requirements. The Nominating Committee does not have a written charter; however, the policies and processes for identifying, evaluating and selecting director candidates, including candidates recommended by stockholders, are described in “Director Nomination Process” below. The Nominating Committee met one time during fiscal 2006.

DIRECTOR NOMINATION PROCESS

The Board has adopted a resolution that requires that vacancies on the Board and recommendations of candidates for election as directors occur by ensuring that the selection or recommendation for nomination is either: (a) approved by a majority of the independent directors on the Board, or (b) undertaken by a Nominating Committee comprised solely of independent directors (unless the Nominating Committee is comprised of at least three members, in which case one member need not be independent as long as the appointment and process followed complies with Nasdaq Marketplace Rule 4350(c)(4)(C)). The nomination of Messrs. Gay and Benson for re-election to the Board was approved by the Nominating Committee, comprised of all of the independent directors, with Mr. Benson abstaining.

In considering whether to nominate directors who are eligible to stand for re-election, the Nominating Committee gives due consideration to all relevant factors, including historical attendance at and participation in Board and committee meetings, compliance with the Board’s and our policies, possession of necessary or desirable qualities and capabilities, input from other directors concerning the performance and independence of each director nominee, as well as personal considerations such as available time to continue to serve. The Nominating Committee believes that Messrs. Gay and Benson meet these requirements.

To be recommended for election to the Board, a nominee must meet such expectations and qualifications for directors as are established from time to time by the Board; be in compliance with and agree to comply with all policies of the Board and Nutraceutical applicable to service as a director; not have conflicts or commitments that would impair the nominee’s ability to attend scheduled Board or committee meetings or annual stockholders meetings; and not hold positions that would result in a violation of legal requirements, such as anti-trust prohibitions on interlocking relationships among competitors.

We seek individuals to serve on the Board on the basis of integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and likelihood that he/she will be available to serve on the Board for a reasonable period. Due consideration is given to the Board’s overall balance of perspectives, backgrounds and experiences, as well as the ability of a nominee to meet independence standards of Nasdaq. Furthermore, at least one director on the Board should meet the qualifications required of an Audit Committee Financial Expert and at least three directors must meet the requirements for Audit Committee membership, as required by Nasdaq and the SEC.

Candidates for nomination recommended by our stockholders will be considered in the same manner as other candidates, but any such recommendation must comply with our bylaws, including specifically the requirements of Section 5 of the bylaws. If a stockholder recommendation meets the foregoing requirements and the independent members of the Board decide that a stockholder-recommended candidate is suitable for Board membership, then the Board will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of stockholders.

We do not have any current contractual arrangement with any third-party to pay any fees in connection with identifying or evaluating any candidates for nomination for election as directors, but may retain such third-parties from time to time.

DIRECTOR COMPENSATION

We reimburse all directors for reasonable expenses incurred in attending Board meetings. Directors who are our employees do not receive a salary or retainer for their services. We pay non-employee directors a quarterly cash retainer of $5,000, and each non-employee director was granted options to purchase 10,000 shares of common stock under our 1998 Non-Employee Director Stock Option Plan at the time of election to the Board. Directors do not currently receive any additional compensation for participation in standing committees.

INDEPENDENCE OF BOARD MEMBERS

The Board of Directors reviews the independence of its members on a periodic basis based on criteria for independence established by Nasdaq (where our common stock is listed for trading) and other applicable laws and regulations. In its periodic review of director independence, the Board considers relevant business relationships any director may have with us. As a result of its periodic review, the Board has determined that all of the directors are independent, with the exception of Messrs. Gay and Hinrichs, who are both executive officers of our company. The Board will continue to monitor the standards for director independence established under applicable laws or regulations as well as Nasdaq listing requirements to ensure that its criteria continues to be consistent with those standards.

COMMUNICATING WITH DIRECTORS

Our stockholders may send correspondence to the Board as a whole, the independent directors as a group, to any Board committee, to the chairman of the Audit Committee or to any individual director. Any stockholder who wishes to send such correspondence should mail it to: Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060, c/o Legal Department, indicating in writing whether it is correspondence to particular member(s) of the Board or the Board in its entirety. All mail received will be opened and screened for security purposes. The mail will then be forwarded to the particular Director(s) in question or to the Board in its entirety, as requested in the stockholder’s correspondence in question. Trivial items will be delivered to the director(s) at the next scheduled Board meeting. Obscene or offensive items will not be forwarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director relationship with wholly-owned subsidiary.   We have established and provided initial funding for a wholly-owned captive insurance subsidiary, American Nutritional Casualty Insurance, Inc., in Hawaii. This entity is providing coverage for certain of our product liability risks. Mr. Benson serves on the board of directors of this subsidiary and is paid an annual cash retainer of $5,000 for his service in connection therewith.

Indemnification of Directors and Officers.   We have agreed to provide indemnification for our Board members and executive officers beyond the indemnification provided for in our certificate of incorporation and bylaws.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of our common stock and to provide us with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with applicable filing requirements for fiscal 2006, except for Mr. Neuberger who reported a gift of common stock late on a Form 4 in December 2006.

PRINCIPAL STOCKHOLDERS

The table below sets forth certain information regarding the beneficial ownership of our common stock as of December 26, 2006 by (i) each person or entity known to us who beneficially owns five percent or more of the outstanding common stock, (ii) named executive officers and directors (iii) all our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

	SHARES OF COMMON STOCK(a)
NAME	NUMBER OF SHARES(b)	PERCENT OF CLASS
Five Percent Stockholders:
FMR Corp.(d)	1,721,782	15.6
Royce & Associates, LLC(c)	1,450,914	13.2
Burgundy Asset Management Ltd.(f)	1,118,490	10.2
Barclays Global Investors, NA(e)	813,383	7.4
Officers and Directors:
Frank W. Gay II	930,399	8.3
Jeffrey A. Hinrichs	304,581	2.7
Leslie M. Brown, Jr.	135,925	1.2
Gary M. Hume(g)	106,549	1.0
Stanley E. Soper	98,769	*
Christopher B. Neuberger	53,065	*
Bruce R. Hough	26,349	*
Cory J. McQueen	25,341	*
Michael D. Burke	15,000	*
J. Steven Young	10,000	*
Gregory M. Benson	10,000	*
J. Kimo Esplin	10,000	*
James D. Stice	—	*
All executive officers and directors as a group (thirteen persons)	1,725,978	14.8

*                    Percent of class represents less than 1% of the total.

(a)           Calculation of percentage of beneficial ownership assumes the exercise of all warrants and options exercisable within 60 days following December 26, 2006 only by the respective named stockholder.

(b)          Includes 192,000, 89,000, 115,000, 50,000, 85,000, 50,104, 20,000, 20,500, 10,000, 10,000, 10,000, 10,000 and 661,604 shares of Common Stock that may be purchased within 60 days of the date of the table upon the exercise of stock options by Messrs. Gay, Hinrichs, Brown, Hume, Soper, Neuberger, Hough, McQueen, Burke, Young, Benson and Esplin and all executive officers and directors as a group (thirteen persons), respectively.

(c)           Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2006. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(d)          Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006. Includes 1,708,582 shares beneficially owned by Fidelity Management & Research Company, of which Edward C. Johnson 3d and FMR Corp. each has the sole power to dispose of, 713,100 shares beneficially owned by Fidelity Small Cap Stock Fund and 13,200 shares beneficially owned by Fidelity

Management Trust Company, of which Edward C. Johnson 3d and FMR Corp. each has the sole power power to dispose of. The address of FMR Corp., Fidelity Management & Research Company, Fidelity Management Trust Company and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

(e)           Based upon a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(f)             Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006. The business address of Burgundy Asset Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario, Canada M5J 2T3.

(g)           Includes 2,160 shares directly held by Mr. Hume, 27,195 and 27,194 shares held indirectly by Mr. Hume in the Gary M. Hume Trust and Francis A. Hume Trust, respectively. Mr. Hume disclaims beneficial ownership of his indirect shares.

MANAGEMENT COMPENSATION

GENERAL

Our Section 16 officers, or named executive officers, are appointed by and serve at the discretion of the Board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended September 30, 2006 for our chief executive officer and each of our other named executive officers.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION
Name and Principal Position	Fiscal Year	Salary(a)	Bonus	Other Annual Compensation(b)	Securities Underlying Options
Frank W. Gay II	2006	$375,000	$440,000	$9,000	0
Chief Executive Officer	2005	370,385	262,550	8,200	0
	2004	351,153	284,000	8,000	60,000
Bruce R. Hough	2006	186,846	45,000	7,474	0
President	2005	181,846	38,430	7,274	0
	2004	178,000	40,584	7,120	0
Jeffrey A. Hinrichs	2006	247,000	200,000	8,400	0
Executive Vice President and	2005	245,154	96,330	8,066	0
Chief Operating Officer	2004	237,461	108,745	8,246	20,000
Gary M. Hume	2006	234,077	90,000	8,517	0
Executive Vice President	2005	229,616	55,440	8,029	0
	2004	224,038	59,400	8,153	10,000
Leslie M. Brown, Jr.	2006	236,539	190,000	8,839	0
Senior Vice President, Finance and	2005	221,539	108,000	8,315	25,000
Chief Financial Officer	2004	206,538	107,100	8,261	40.000
Stanley E. Soper	2006	210,385	160,000	8,415	0
Vice President, Legal Affairs	2005	191,538	78,000	7,662	25,000
	2004	177,115	67,500	7,084	30,000
Christopher B. Neuberger(c)	2006	166,692	115,000	6,668	0
Vice President, Marketing and Sales	2005	137,385	55,600	5,495	20,000
	2004	131,230	42,240	5,249	5,000
Cory J. McQueen	2006	111,385	60,000	4,455	0
Vice President, Finance and Controller	2005	104,615	23,850	4,185	7,500
	2004	99,038	24,000	3,962	7,000

(a)           Includes amounts earned in a fiscal year but deferred at the named executive officer’s election pursuant to our 401(k) plan.

(b)          Represents matching contributions made by us under our 401(k) plan.

(c)           Became a Section 16 officer on April 26, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

There were no option grants to named executive officers during fiscal 2006 since the Compensation Committee terminated the option plans on September 30, 2005.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table shows information regarding stock option exercises for the named executive officers during fiscal 2006 and the value of each named executive officers’ unexercised options at the end of fiscal year 2006:

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(a)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank W. Gay II	—	—	192,000	—	1,096,400	—
Bruce R. Hough	—	—	20,000	—	101,600	—
Jeffrey A. Hinrichs	—	—	89,000	—	409,540	—
Gary M. Hume	—	—	50,000	—	379,800	—
Leslie M. Brown, Jr.	—	—	115,000	—	307,600	—
Stanley E. Soper	—	—	85,000	—	366,250	—
Christopher B. Neuberger	—	—	50,104	—	222,159	—
Cory J. McQueen	—	—	20,500	—	70,340	—

(a)           Assumes a fair market value of our common stock at September 29, 2006 equal to $13.66 per share.

CANCELLED STOCK OPTION PLANS

Although options are still outstanding under the following stock option plans, no additional awards will be granted under these plans since the Compensation Committee terminated these plans on September 30, 2005.

1995 Stock Option Plan.   Our 1995 Stock Option Plan authorized grants of stock options and sales of any class or classes of common stock to our current or future employees, directors, consultants or advisors or our subsidiaries. The 1995 Stock Option Plan was administered by the Compensation Committee. Under the 1995 Stock Option Plan, we were authorized to grant stock options for up to an aggregate of 225,873 shares of common stock, subject to adjustment to prevent any dilution or expansion of the rights of participants. As of September 30, 2006, non-qualified options to purchase an aggregate of 4,529 shares of common stock were outstanding under the 1995 Stock Option Plan.

1998 Stock Incentive Plan.   Our 1998 Stock Incentive Plan provided for the issuance of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation Committee deemed consistent with the purposes of the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan was administered by the Compensation Committee. Certain of our employees, advisors and consultants were eligible to participate in the 1998 Stock Incentive Plan. The Compensation Committee selected the participants and determined the terms and conditions of the awards under the 1998 Stock Incentive Plan.

Options granted under the 1998 Stock Incentive Plan could be either incentive stock options or non-qualified stock options, as determined by the Compensation Committee. The options were subject to time vesting and certain other restrictions at the sole discretion of the Compensation Committee.

In aggregate, 1,050,000 shares of our common stock were reserved for issuance under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan limited each participant to receiving awards of no more than 100,000 shares of common stock per year. As of September 30, 2006, non-qualified options to purchase an aggregate of 825,982 shares of common stock were outstanding under the 1998 Stock Incentive Plan.

1998 Non-Employee Director Stock Option Plan.   Our 1998 Non-Employee Director Stock Option Plan was intended to encourage stock ownership by certain directors, to provide those individuals with an additional incentive to increase stockholder value and to provide a form of compensation that would attract and retain highly qualified individuals as members of the Board.

Under the 1998 Non-Employee Director Stock Option Plan, the Compensation Committee or the full Board made discretionary grants of options and determined the terms and conditions of such options. The 1998 Non-Employee Director Stock Option Plan provided for the granting of options to non-employee directors, as defined, for up to an aggregate of 150,000 shares of our common stock, subject to certain adjustments reflecting changes in our capitalization. As of September 30, 2006, non-qualified options to purchase an aggregate of 40,000 shares of common stock were outstanding under the 1998 Non-Employee Director Stock Option Plan.

Although each member of the Compensation Committee was eligible to participate in the 1998 Non-Employee Director Stock Option Plan, the full Board was required to approve grants made to a member of the Compensation Committee, with the involved member abstaining from the vote. Nutraceutical is under no obligation to retain as a director any director to whom it has granted an option.

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN AND 401(K) PLAN

Employee Stock Discount Purchase Plan.   On September 30, 2005, the Compensation Committee terminated our Employee Stock Discount Purchase Plan. Our Employee Stock Discount Purchase Plan was intended to give employees a convenient means of purchasing shares of common stock through payroll deductions and quarterly elections, if they chose to do so. The Employee Stock Discount Purchase Plan provided an incentive to participate by permitting purchases at a discounted price.

Subject to certain restrictions, each of our employees who was a U.S. resident, or a U.S. citizen temporarily on location at a facility outside of the United States, was eligible to participate in the Employee Stock Discount Purchase Plan if the employee had been employed by us for more than one year. We had reserved 750,000 shares of common stock for issuance through the Employee Stock Discount Purchase Plan. As of September 30, 2006, 472,821 shares of common stock had been purchased under the Employee Stock Discount Purchase Plan, with no shares purchased during fiscal 2006.

Each eligible employee was entitled to purchase a maximum number of shares per quarter equal to 15 percent of gross pay for the immediately prior quarter divided by the purchase price per share. Employees elected to participate and purchase stock on a quarterly basis. Each participating employee contributed to the Employee Stock Discount Purchase Plan by making a lump sum contribution or by choosing a payroll deduction in any specified amount, with a minimum deduction of $25 per payroll period. A participating employee could increase or decrease the payroll deduction (including a change to a zero deduction) as of the beginning of any calendar quarter and could suspend deductions at any time. We credited elected contributions to participants’ accounts at the end of each calendar quarter. In addition, employees could make lump sum contributions during a quarter, which enabled them to purchase the maximum number of shares available for purchase during that quarter.

We used each participating employee’s contributions to purchase shares for the employee’s share account within 30 days after the last day of each calendar quarter. The cost per share was 90% of the lower of (i) the closing price of our common stock on Nasdaq on the first trading day of the calendar quarter or (ii) the closing price of our common stock on Nasdaq on the last trading day of the calendar quarter. The number of shares purchased on each employee’s behalf and deposited in the employee’s share account was based on the amount accumulated in the participant’s cash account and the purchase price for shares in that calendar quarter. The shares purchased for the employees under the Employee Stock Discount Purchase Plan carry full rights to receive any dividends declared. Pursuant to the Employee Stock Discount Purchase Plan, we would have automatically used any dividends attributable to shares in the employee’s share account to purchase additional shares for that employee’s share account. We credited share distributions to the employee’s share account as of the record date, and credited share splits as of the effective date. Each participating employee fully owned all account shares and could withdraw them for sale (or otherwise) by written request. Cancellation of the Employee Stock Discount Purchase Plan did not affect any participating employee’s right to the benefit of the contributions that were made prior to the date of termination.

401(k) Plan.   We have a 401(k) defined contribution profit sharing plan that covers substantially all employees. Under the 401(k) plan, employees may contribute up to 15% of their compensation subject to certain exceptions and limitations. We make matching contributions of up to the first 4% of employee contributions to the 401(k) plan and we are also permitted to make discretionary contributions under the 401(k) plan. The amount that we contributed to the 401(k) plan during fiscal 2006 was $636 thousand.

UNDER THE RULES OF THE SEC, THE COMPENSATION AND AUDIT COMMITTEE REPORTS THAT FOLLOW ARE NOT DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILINGS WITH THE SEC.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Nutraceutical’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its written charter, which is posted on Nutraceutical’s web site at www.nutraceutical.com under the link “Investor Relations.”

The Audit Committee reviews with Nutraceutical’s independent auditor the scope and timing of their audit services and any other services they are asked to perform, the audit report on Nutraceutical’s consolidated financial statements following completion of the audit and Nutraceutical’s policies and procedures with respect to internal accounting, financial controls, and internal control. The Audit Committee is currently comprised of Messrs. Burke, Esplin and Stice. The Audit Committee held five meetings during fiscal 2005.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of Nutraceutical for fiscal 2005 with management and has discussed with Nutraceutical’s independent auditor, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under Statement on Auditing Standards No. 61, Communication with Audit Committee, or the Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers regarding their independence as auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with PricewaterhouseCoopers the status of their independence. Based upon this review of the above-mentioned issues, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Nutraceutical for fiscal 2005 be included in Nutraceutical’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2005 for filing with the Securities and Exchange Commission.

MICHAEL D. BURKE
J. KIMO ESPLIN
JAMES D. STICE

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee was established by the Board in February 1998 in connection with Nutraceutical’s initial public offering. The Compensation Committee is currently comprised of Messrs. Benson, Stice and Young.

The Compensation Committee makes decisions regarding salaries, incentive compensation, equity compensation and other matters involving executive officers and certain key employees, including benefit plans applicable to these individuals, to ensure that the compensation arrangements meet corporate objectives. In addition, the Compensation Committee has historically reviewed and approved grants of stock options and other stock rights under Nutraceutical’s stock plan, which have since been terminated. In carrying out its responsibilities, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives who will add to the long-term success of Nutraceutical, (ii) contributes to the achievement of operational and strategic objectives and (iii) is commensurate with each executive’s performance, level of responsibility and overall contribution to the success of Nutraceutical. In making recommendations or decisions concerning adjustments to compensation levels, the Compensation Committee considers the financial condition and operational performance of Nutraceutical during the prior year. The Compensation Committee expects Nutraceutical’s executive compensation program to consist of three principal components: (i) base salary, (ii) annual bonus and (iii) long-term equity incentives. The Committee has set forth below a discussion as to how such compensation was determined.

Base Salary.   In fiscal 2006, the base salary for each executive officer of Nutraceutical was determined based on the expected level of responsibility of the executive officer and competitive market conditions.

Annual Bonus.   Each executive officer of Nutraceutical is eligible to earn a cash bonus based upon individual performance during the fiscal year and Nutraceutical’s performance generally.

Long-Term Equity Incentives.   On September 30, 2005, the Compensation Committee terminated all existing stock incentive plans. The Compensation Committee is currently reviewing alternative methods of awarding appropriate long-term equity incentives.

GREGORY M. BENSON
JAMES D. STICE
J. STEVEN YOUNG

FEES PAID TO PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers is an independent registered public accounting firm and serves as our independent auditor. In addition to retaining PricewaterhouseCoopers to audit our financial statements, we engage the firm from time to time to perform other services. The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of our consolidated financial statements for the years ended September 30, 2006 and 2005, as well as fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	Year Ended September 30,
	2005	2006
Audit Fees(1)	$318,966	$287,966
Audit-Related Fees(2)	3,500	1,500
Tax Compliance(3)	107,628	23,682
Tax Advice and Planning(4)	6,975	—
Total	$437,069	$313,148

(1)          Consists of fees billed for professional services rendered in connection with the integrated audits of the consolidated financial statements and internal control over financial reporting (SOX 404) as well as the related  reviews of the quarterly financial statements.

(2)          Consists of fees billed for other services not explicitly related to the audit of our financial statements.

(3)          Consists of fees billed for federal, state and international tax compliance services.

(4)          Consists of fees billed for research regarding federal and state tax matters, including sales, use and property tax.

The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and permissible non-audit) to be provided to us by our independent auditor. The Audit Committee pre-approves audit services to be performed following a review of the independent auditor’s audit plan. The Audit Committee may also approve, for up to a year in advance, permissible non-audit services, including tax and due diligence, subject to specific budgets. In cases where service needs arise that have not been pre-approved by the Audit Committee, the Audit Committee’s Financial Expert has the delegated authority to pre-approve the provision of such services, which pre-approvals are then communicated to the full Audit Committee. In accordance with these policies, the Audit Committee pre-approved the audit and permissible non-audit services provided by our independent auditor for fiscal 2006.

PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return on our common stock for the five fiscal years ended September 30, 2006. The graph assumes that the value of the investment in our common stock and each index was $100 on September 30, 2001.

Comparison of the Cumulative Total Return Among Nutraceutical International Corporation, the Canaccord Adams Healthy Living Index and the Nasdaq Stock Market (U.S.) Index

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	Base	INDEXED RETURNS
	Period	Years Ending
Company Name / Index	Sep01	Sep02	Sep03	Sep04	Sep05	Sep06
Nutraceutical International Corp	100	239	308	418	422	405
Canaccord Adams Healthy Living Index	100	124	174	213	264	273
Nasdaq U.S. Index	100	79	120	127	146	153

(1)          The closing price of our common stock on September 30, 2006 was $13.66 per share, as reported by Nasdaq.

SUBMISSION OF STOCKHOLDERS’ PROPOSALS AND ADDITIONAL INFORMATION

Our bylaws provide the mechanism for a stockholder to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders. Any stockholder interested in making such a nomination or proposal should request a copy of the relevant provisions of our bylaws from our corporate secretary.

If a stockholder wishes to bring a proposal or other business before the next annual meeting (other than a proposal to nominate a candidate for election as a director), and wishes that matter to be eligible for inclusion in our Proxy Statement and proxy card relating to our 2007 Annual Meeting of Stockholders, the proposal or other business must be received by us on or before the close of business on November 30, 2006. Nominations for director must meet the deadlines described in Section 5 of our bylaws. The submission should include a description of the proposal or other business and a brief statement of the reasons for submitting it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares of our common stock beneficially owned by the stockholder and a description of any material direct or indirect financial or other interest that the stockholder (or any affiliate or associate) may have in the proposal or other business. Any proposal or other business submitted by a stockholder must comply with our bylaws and with applicable law. Merely submitting a proposal or other business by the deadline does not guarantee that the proposal or other business will be brought before the next annual meeting. Stockholders wishing to bring a proposal or other business before our 2007 Annual Meeting are urged to review relevant provisions of our bylaws and of applicable law. Proposals and other business should be addressed to: Corporate Secretary, c/o Legal Department, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2006 has been mailed to all stockholders together with this proxy statement. Additional copies of the Annual Report on Form 10-K are available upon written request to: Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060. The Annual Report is not to be regarded as proxy soliciting material.

Appendix A

NUTRACEUTICAL INTERNATIONAL COMPANY
AUDIT COMMITTEE CHARTER
As updated by the Board of Directors on October 12th, 2004

ROLE

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, as well as undertaking other duties as directed by the Board. The Committee oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s independent auditor. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor, which reports to the Committee.

RESPONSIBILITIES

The Committee’s responsibilities will include the following specific matters:

•       Accounting and Financial Reporting and Disclosure:   development and oversight of programs for compliance with applicable accounting and financial reporting and disclosure requirements, including critical accounting policies and changes (including changes to GAAP policies or standards), alternative financial arrangements or treatments of financial information, legal and regulatory matters that may impact financial statements, preparation and dissemination of annual and quarterly financial statements, annual and quarterly reports, certifications, financial press releases or guidance, registration statements, and material amendments to any of them, as filed or to be filed with the SEC, and recommendations to the Board regarding the Board’s approval or execution of them;

•       Independent Auditor:   appointment, compensation, retention and oversight of the work of the Company’s independent auditor for the purpose of preparing or issuing audit reports or performing other audit, review or attest services for the Company; review of the results of these audits, including the plan, procedures and fees, pre-approval of non-audit professional services provided by the Company’s independent auditor and related fees (subject to de minimus exceptions permitted by applicable rules); and resolution of disagreements between management and the auditor regarding financial reporting;

•       Annual Independent Auditor Statement:   review of the annual written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and review and approval of any disclosed relationships or services that may impact the objectivity and independence of such auditor, including appropriate dialogue with such auditor with respect to the foregoing and for taking, or recommending that the full Board take, appropriate action to oversee the independence of such auditor;

•       Internal Controls:   review of the Company’s processes to maintain an effective system of internal controls, including: review of computerized information system controls and security; review of Company’s annual assessment and independent auditor attestation and report about such assessment, as well as any related significant findings and recommendations;

•       Complaints and Investigations:   receipt, retention, handling and investigation of complaints related to accounting, internal accounting controls or auditing matters, including the establishment of a confidential, anonymous system for employees to report complaints regarding any of the foregoing;

•       Stockholder Proposals:   recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Company’s stockholders;

•       Annual Reassessment:   annual reassessment of the adequacy of the Committee Charter on an annual basis; and

•       Additional:   such other duties and responsibilities as may be assigned to the Committee by the Board.

MEMBERSHIP

The Committee is comprised of at least three members of the Board, all of whom must meet independence requirements established by the Board and by applicable laws, rules and regulations, except that the Board may elect to include one non-independent director pursuant to applicable regulations. The Committee is chaired by an independent director appointed by the Board, who chairs all regular sessions and sets or approves the agenda for each session. All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee will be an “Audit Committee Financial Expert” as defined by applicable laws and regulations. All members of the Committee are appointed and removed by the Board, and may be removed at any time with or without cause. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the previous three years (except through service on the Committee).

MEETINGS

The Committee meets on a regular basis, normally before or after regularly scheduled quarterly and annual meetings of the Board, and otherwise as appropriate.  The Committee also meets periodically with the Company’s independent auditor. The Committee regularly provides the Board with updates of its meetings, actions and decisions. The chairman of the Board or any member of the Committee may call a meeting of the Committee in accordance with the bylaws of the Company. Any independent member of the Board may attend any Committee meeting. Meetings may be held telephonically or in person and, except as described in this Charter, are governed by the same rules that apply to regular meetings of the Board, including those pertaining to actions in lieu of meetings, quorum requirements and similar matters. The Committee is authorized and empowered to adopt additional rules and procedures consistent with the Articles of Incorporation and Bylaws of the Company as well as applicable Delaware law.

ACCESS

The Committee will have and maintain full and open communication with the independent auditor, management, and accounting personnel, as well as access to all Company books, records and facilities. Access may be through regularly scheduled sessions, private executive sessions or direct communication by Committee members.

AUTHORITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has authority to retain and terminate the independent auditor, and may engage outside counsel or other consultants necessary to discharge its duties and responsibilities. The

Committee will be provided with funding by the Company for the payment of appropriate fees to these parties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. Communications between the Committee and legal counsel in the course of obtaining legal advice are privileged Company communications, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee does not provide any guarantee as to the Company’s financial statements or other public disclosure or any professional certification as to the work of the independent auditor. The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s standards of business conduct, codes of ethics, internal policies, procedures and controls.

Appendix B
PROXY	NUTRACEUTICAL INTERNATIONAL CORPORATION	PROXY

Proxy for the Annual Meeting of Stockholders to be held on January 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NUTRACEUTICAL INTERNATIONAL CORPORATION

The undersigned, revoking all prior proxies, hereby appoint(s) Jeffrey A. Hinrichs and Leslie M. Brown, Jr., and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of Nutraceutical International Corporation that the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders to be held at the Stein Ericksen Lodge located at 7700 Stein Way, Park City, Utah 84060 on Friday, January 26, 2007 at 9:00 a.m., local time, and at any adjournment thereof.

☒	Please mark your vote as in this example.

1.	To elect two Class III Directors:	FOR	WITHHOLD AUTHORITY	ABSTAIN

	Frank W. Gay II (Class III)	☐	☐	☐

	Gregory M. Benson (Class III)	☐	☐	☐

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent certified public auditor for the fiscal year ending September 30, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR Proposals 1 and 2. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.

SIGNATURE		DATE	,	2007

SIGNATURE		DATE	,	2007
	IF HELD JOINTLY

NOTE:

Please sign exactly as name appears on this card. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.